                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))


                                BIONUTRICS, INC.
                -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                -------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     5)   Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ---------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     3)   Filing Party:

     ---------------------------------------------------------------------------

     4)   Date Filed:

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
                                BIONUTRICS, INC.

                        2425 E. CAMELBACK ROAD, SUITE 650

                             PHOENIX, ARIZONA 85016

          -------------------------------------------------------------



                   NOTICE OF SOLICITATION OF WRITTEN CONSENTS

          -------------------------------------------------------------




         The written consent of the holders of Bionutrics, Inc.'s common stock, par value $.001 per share, of record at the close of business on May 18, 2001, is requested by the Board of Directors to effect the one-for-five reverse stock split (the "Reverse Split") as described in the accompanying Consent Solicitation Statement. It is requested that your written consent, using the accompanying Consent Card, be delivered to Bionutrics, Inc., 2425 East Camelback Road, Suite 650, Phoenix, Arizona 85016 on or before May 31, 2001. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.

                                        Sincerely,



                                        Ronald H. Lane
                                        President & Secretary

Phoenix, Arizona

May 21, 2001

                                BIONUTRICS, INC.

                        2425 E. CAMELBACK ROAD, SUITE 650

                             PHOENIX, ARIZONA 85016

          -------------------------------------------------------------


                         CONSENT SOLICITATION STATEMENT

          -------------------------------------------------------------

                                  INTRODUCTION


         This Consent Solicitation Statement is furnished by the Board of Directors of Bionutrics, Inc., a Nevada corporation (the "Company"), to the stockholders of the Company in connection with the solicitation by the Company of the written consents of the stockholders to effect a one-for-five reverse stock split (the "Reverse Split").

         The Company intends to distribute this Consent Solicitation Statement and the accompanying Consent Card commencing on or about May 21, 2001, to the holders of record of the Company's common stock and preferred stock at the close of business on May 18, 2001. Written consents of stockholders representing a majority of the outstanding shares of common stock and preferred stock at the close of business on May 18, 2001, voting together as a class, are required to approve the Reverse Split.

         The principal executive offices of the Company are located at 2425 East Camelback Road, Suite 650, Phoenix, Arizona 85016, and the telephone number of the Company is 602-508-0112.

                              THE CONSENT PROCEDURE

GENERAL

         The proposed Reverse Split is submitted for stockholder approval by written consent. No meeting of the stockholders will be held to vote on this matter. Only stockholders of record at the close of business on May 18, 2001 are entitled to consent, to withhold their consent, or to revoke their consent, to the Reverse Split.

         Consents, once dated, signed, and delivered to the Company, will remain effective unless and until revoked by written notice of revocation dated, signed, and delivered to the Company at the address set forth below on or before the time that the Company has received written consents from holders of a majority of the outstanding shares of common stock.

         The Reverse Split will be approved at such time as the Company holds unrevoked written consents of stockholders approving the Reverse Split representing a majority of the outstanding shares of common stock and preferred stock at the close of business on May 18, 2001. Consequently, abstentions and broker non-votes would have the effect of a vote against approval of the Reverse Split. The effective date for the Reverse Split will be determined by the Board of Directors and is anticipated to be ___________________.

         Stockholders are requested to indicate approval of the Reverse Split by signing and dating the Consent Card, checking the box on the Consent Card which corresponds to the approval of the Reverse Split, and delivering the Consent Card to the Company at the address set forth below. Withholding of consent to the Reverse Split, or abstention with respect to the approval of the Reverse Split, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent to the Reverse Split or abstention with respect to the approval of the Reverse Split, respectively, and delivering the Consent Card to the Company at the address set forth below.

         A CONSENT CARD THAT HAS BEEN SIGNED, DATED, AND DELIVERED TO THE COMPANY WITHOUT ANY OF THE BOXES FOR APPROVAL, WITHHOLDING OF CONSENT, OR ABSTENTION CHECKED WILL CONSTITUTE A CONSENT TO THE REVERSE SPLIT.

         Consent Cards may be delivered to the Company at the following address:

                                Bionutrics, Inc.

                       2425 East Camelback Road, Suite 650

                             Phoenix, Arizona 85016

                              Attention: Secretary

         Consent Cards should be delivered to the Company by May 31, 2001. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States. Consent Cards and revocations of consents will be deemed to have been received by the Company upon actual delivery at the above address.

ABSENCE OF APPRAISAL RIGHTS

         Stockholders who abstain from consenting with respect to the Reverse Split, or who withhold consent to the Reverse Split, do not have the right to an appraisal of their shares of common stock or any similar dissenters' rights under Nevada law.

EXPENSE OF CONSENT SOLICITATION

         The Company will bear the entire cost of the solicitation of stockholder approval of the Reverse Split, including the preparation, assembly printing, and mailing of this consent solicitation statement. In addition, the Company may reimburse certain persons for their costs in forwarding the solicitation material to stockholders. The costs of any supplemental solicitation by telephone, telegram, or personal solicitation of consents by directors, officers, or employees of the Company will be borne by the Company and no additional compensation will be paid for any of such services.

VOTING SECURITIES

         Our only voting securities outstanding and entitled to vote at any special meeting or to consent in lieu of special meeting are our common stock, par value $0.001 per share, and our Series A Convertible Preferred Stock, par value of $0.001 per share, voting together as a class. Only the holders of record of our common stock and the holder of our Series A Convertible Preferred Stock at the close of business on May 18, 2001, the record date for the consent solicitation, are entitled to receive this Consent Solicitation Statement and to vote on the Reverse Split using the Consent Card.

         At the close of business on May 18, 2001, there were 22,951,727 shares of common stock and 591,850 shares of preferred stock outstanding and entitled to be counted. Each share of common stock and preferred stock is entitled to one vote. The effect of the Reverse Split will be to decrease the number of issued and outstanding shares of the Company's common stock from 22,951,727 to approximately 4,590,346. The Company's authorized capital consists of 45,000,000 shares of common stock and 5,000,000 shares of preferred stock.

                              SECURITY OWNERSHIP OF

                        PRINCIPAL STOCKHOLDERS, DIRECTORS

                          AND NAMED EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to beneficial ownership of the common stock on May 18, 2001 by: (i) each director and each nominee for director; (ii) the named executive officers as defined in the Company's Proxy Statement for its annual meeting held in March 2001; (iii) all directors, nominees and executive officers of the Company as a group; and
(iv) each person known by the Company to be the beneficial owner of more than five percent of the common stock.

                                                                                     AMOUNT
                                                                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                          OWNED(1) (2)         PERCENT
------------------------                                                          ------------         -------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Ronald H. Lane, Ph.D.(3)........................................................    4,073,163           17.2%
John R. Palmer (4)..............................................................      310,375            1.4
Howard Schneider (5)............................................................      133,334               *
Richard Mott (6)................................................................       50,000               *
Richard M. Feldheim (7).........................................................      798,636            3.5
Daniel S. Antonelli (8).........................................................    4,317,667           17.3
Y. Steve Henig, Ph.D.(9)........................................................       21,000               *
William M. McCormick (10).......................................................    1,195,167            5.0
Milton Okin (11) ...............................................................      565,250            2.5
Frederick B. Rentschler (12)....................................................      207,092               *
Winston A. Salser, Ph.D.(13)....................................................      918,027            4.0
Robert B. Goergen (14)..........................................................    1,182,667            5.1

Executive officers and directors as a group
     (12 persons)...............................................................   13,772,378           50.4%

OTHER 5% STOCKHOLDERS:

Lipogenics, Inc.(15)............................................................    1,202,886            5.2%
Bali Holdings LLC(16)...........................................................    1,400,000            6.1
ACH Food Companies, Inc.(17)....................................................    4,300,000           17.3


----------------------

*Denotes less than a 1% interest in the Company

(1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power and with respect to all shares of common stock shown as beneficially owned by them.

(2) Includes shares of common stock issuable to the identified person pursuant to stock options or warrants that may be exercised within 60 days after May 18, 2001. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholders.

(3) Represents shares held of record by R.H. Lane Limited Partnership of which Dr. Lane is a general partner. He shares voting power over these shares with Richard M. Feldheim, a general partner. Dr. Lane disclaims beneficial ownership of 300,000 shares held by such partnership for the benefit of other partners and 900,000 shares held by the partnership for the benefit of his wife. Includes 769,000 shares of common stock issuable upon exercise of stock options.

(4) Includes 180,000 shares held of record by Bali Holdings LLC, a company of which Mr. Palmer is one of three members. Also includes 100,000 shares of common stock issuable upon exercise of stock options.

(5) Represents 133,334 shares of common stock issuable upon exercise of stock options.

(6) Represents 50,000 shares of common stock issuable upon exercise of stock options.

(7) Includes 19,826 shares held of record by Abby's, Inc., a corporation controlled by Mr. Feldheim, 757,810 shares held of record by the R. M. Feldheim Limited Partnership of which Mr. Feldheim is the general partner. Does not include 3,268,185 shares held by R.H. Lane Limited Partnership for the benefit of other partners. He shares voting power over the shares held by Abby's, Inc. and R.H. Lane Limited Partnership. Includes 21,000 shares of common stock issuable upon exercise of stock options.

(8) Represents 2,300,000 shares of common stock and warrants for the purchase of 2,000,000 shares held by ACH Food Companies, Inc. of which Mr. Antonelli disclaims beneficial ownership. Mr. Antonelli is the President and CEO of ACH Food Companies, Inc. Includes 17,667 shares of Commons Stock issuable upon exercise of stock options.

(9) Represents 21,000 shares of common stock issuable upon exercise of stock options.

(10) Includes 700,000 shares issuable upon exercise of warrants. Also includes 50,000 shares held by Mr. McCormick's wife and 25,000 shares held by Mr. McCormick's minor children, of which shares he disclaims beneficial ownership. Also includes 121,000 shares of common stock issuable upon exercise of stock options.

(11) Includes 21,000 shares of common stock issuable upon exercise of stock options. Does not include 591,850 shares of Series A Convertible Preferred Stock.

(12) The shares are held of record by the Frederick B. Rentschler Trust. Includes 21,000 shares of common stock issuable upon exercise of stock options.

(13)     Includes 114,300 shares held by the Salser Partnerships Nos. 1, 2, and
         3. Mr. Salser shares voting power with respect to these shares with other family members. Also includes 21,000 shares of common stock issuable upon exercise of stock options.

(14) Includes 5,000 shares held by The Goergen Foundation, of which Mr. Goergen is President, and 40,000 shares held by the Robert B. Goergen Living Trust, Robert B. Goergen, Trustee. Also includes 750,000 shares held by Ropart Investments, LLC, of which Mr. Goergen is managing member, and as to which he disclaims beneficial ownership except to the extent that his individual interest in such shares arises from his interest in such entity. Includes 370,000 shares issuable upon exercise of warrants held by Ropart Investments, LLC. Also includes 17,667 shares of common stock issuable upon exercise of stock options.

(15) The address of Lipogenics is 2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016. Lipogenics is a wholly owned subsidiary of the Company, and as such for consolidation purposes these shares are classified as treasury shares, and do not carry voting rights.

(16) The address of Bali Holdings LLC is 970 Douglas Road, Batavia, Illinois 60510. The members of the management committee are three U.S. citizens residing in Illinois and Connecticut. A member of the limited liability company includes John R. Palmer, an executive officer of the Company.

(17) Includes 2,300,000 shares of common stock and warrants for the purchase of 2,000,000 shares of common stock. The address of ACH Food Companies, Inc. is 7171 Goodlett Farms Parkway, Memphis, Tennessee 38018.

                     PROPOSAL TO EFFECT REVERSE STOCK SPLIT

         The Company's Board of Directors has approved and is submitting to the Company's stockholders a proposal to effect the Reverse Split of one share of the company's common stock for every five shares of common stock that are currently issued and outstanding. The Board of Directors has approved and recommends a vote FOR the Reverse Split.

PURPOSE OF PROPOSED STOCK SPLIT

         The Company's common stock is quoted on the Nasdaq SmallCap Market under our current symbol "BNRX." In order for the common stock to continue to be quoted on the Nasdaq Stock Market, the Company must satisfy various listing maintenance standards established by Nasdaq.

         Under Nasdaq's listing maintenance standards, if the closing bid price of the Company's common stock is under $1.00 per share for thirty consecutive trading days and does not thereafter regain compliance for a minimum of ten consecutive trading days during the ninety calendar days following notification by Nasdaq, Nasdaq may delist the Company's common stock from trading on the Nasdaq Stock Market. If a delisting were to occur, the Company's common stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc.

         The Company received a letter from Nasdaq advising it that its common stock had not met Nasdaq's minimum bid price closing requirement for thirty consecutive trading days and that, if the Company was unable to demonstrate compliance with this requirement for ten consecutive trading days during the ninety calendar days ending May 7, 2001, its common stock would be de-listed. The Company subsequently received a notice that its stock would be de-listed. The Company has, however, applied to Nasdaq for a hearing, and the delisting is stayed during the hearing period. The Company will be required to demonstrate a closing bid price of at least $1.00 for a period of 10 days thereafter to maintain its listing.

         The Company believes that the Reverse Split will improve the price level of the common stock so that it will be able to maintain compliance with the Nasdaq listing standards. The Company also believes that the higher share price that should result from the Reverse Split will help generate interest among investors. Furthermore, the Company believes that maintaining the Nasdaq SmallCap Market listing may provide it with a broader market for its common stock and facilitate the use of the common stock in financing transactions in which the Company may engage. The Company's Board of Directors has considered the potential harm to it of a delisting from Nasdaq, and has determined that the Reverse Split is the best way of achieving compliance with Nasdaq's listing standards.

         The proposed Reverse Split will not affect any stockholder's proportionate equity interest in the Company or the rights, preferences, privileges, or priorities of any stockholder, other than an adjustment that may occur due to the rounding up of fractional shares. Likewise, the Reverse Split will not affect the total Stockholders' equity of the Company or any components of stockholders' equity as reflected on the financial statements of the Company except (i) to change the number of the issued and outstanding shares of capital stock; and (ii) for an adjustment which will occur due to the costs incurred by the Company in connection with this Consent Solicitation and the implementation of the Reverse Split as approved by the stockholders. However, because the number of shares of capital stock that the Company is authorized to issue will not be decreased in proportion to the one for every five share decrease in the number of issued shares, the number of shares which are authorized but unissued, and the percentage of ownership of such shares if they are issued in the future in the discretion of the Board of Directors, effectively will be increased.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

         The effect of the Reverse Split upon the market price for the Company's common stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per new share of the Company's common stock after the Reverse Split will rise in proportion to the reduction in the number of old shares of the Company's common stock outstanding resulting from the Reverse Split. There can be no assurance that the market price per new share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or otherwise meet the requirements of Nasdaq for continued inclusion for trading on the Nasdaq SmallCap Market. The market price of the Company's common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

         Stockholders should recognize that when the Reverse Split is effectuated, they will own a fewer number of shares than they presently own. While the Company expects that the Reverse Split will result in an increase in the market price of its common stock, there can be no assurance that the Reverse Split will increase the market price of its common stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of the Company's common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of the Reverse Stock. Furthermore, the possibility exists that liquidity in the market price of the Company's common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of the Company's stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

NO CHANGE IN BUSINESS

         The Reverse Split will effect a change in the number of issued and outstanding shares of the Company's common stock. However, the Reverse Split will not result in any change in our business, management, location of our principal executive offices, assets, liabilities, or net worth (other than as a result of the costs incident to the Reverse Split, which are immaterial). Our management, including all directors and officers, will remain the same after the Reverse Split.

         Upon the effective date of the Reverse Split, each five shares of the Company's issued and outstanding common stock will automatically be converted into one fully paid and nonassessable share of the Company's common stock. Fractional shares will be rounded upward to the nearest whole share.

         Stockholders need not exchange their existing stock certificates. However, after the effective date of the Reverse Split, any Stockholders desiring new stock certificates may submit their existing stock certificates to Pacific Stock Transfer Co., 5844 So. Pecos Road, Suite D, Las Vegas, Nevada 89120, the Company's transfer agent, for cancellation, and obtain new certificates. Beginning on the effective date, each certificate representing shares of the Company's pre-split common stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split common stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         A summary of the federal income tax consequences of the Reverse Split is set forth below. The following discussion is based upon present federal tax laws and does not purport to be a complete discussion of the consequences of the Reverse Split. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the Reverse Split on their own individual tax status.

         The proposed Reverse Split constitutes a "recapitalization" to the Company and its stockholders to the extent that issued shares of common stock are exchanged for a reduced number of shares of common stock. Therefore, neither the Company nor its stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

         The shares of common stock to be issued to each stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by each stockholder immediately prior to the effective date. A stockholder's holding period for the shares of common stock to be issued will include the holding period for the shares of common stock held thereby immediately prior to the effective date provided that such shares of stock were held by the stockholder as capital assets on the effective date.

                             ADDITIONAL INFORMATION

         The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that we file at the SEC's public reference rooms in Washington D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Our public filings are also available to the public from commercial document retrieval systems and at the Internet World Wide Web site maintained by the SEC at "http//www.sec.gov."

         The Company's 2000 Annual Report to Stockholders was mailed to stockholders with the Company's proxy statement for its annual meeting held in March 2001. You may obtain a copy of the Company's annual report on Form 10-K or the Company's subsequent quarterly reports on Form 10-Q by requesting them in writing or by telephone to the following:

                           Bionutrics, Inc.
                           2425 East Camelback Road
                           Suite 650
                           Phoenix, Arizona  85016
                           (602) 508-0112
                           Attention:  Karen J. Harwell, Controller

         The foregoing reports are not incorporated in this Consent Solicitation Statement and are not deemed to be a part of the consent solicitation material.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders of the Company for the fiscal year ending October 31, 2001, to be included in the proxy statement and form of proxy relating to such meeting, must be received by the Company no later than October 19, 2001.

                                                             Dated: May 21, 2001


                                                                Phoenix, Arizona

                                    IMPORTANT
                         PLEASE COMPLETE, SIGN, AND DATE
                   YOUR WRITTEN CONSENT PROMPTLY AND RETURN IT
                   IN THE ENCLOSED ENVELOPE BY MAY 31,2001 TO:
                    BIONUTRICS, INC., 2425 E. CAMELBACK ROAD,
                        SUITE 650, PHOENIX, ARIZONA 85016

                       WRITTEN CONSENT OF STOCKHOLDERS OF
                                BIONUTRICS, INC.


THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF THIS CONSENT IS SIGNED, DATED, AND DELIVERED TO BIONUTRICS, INC. WITH NO DESIGNATION BY THE UNDERSIGNED, THIS CONSENT WILL CONSTITUTE THE STOCKHOLDER'S CONSENT TO AND APPROVAL OF THE ONE-FOR-FIVE REVERSE STOCK SPLIT.

PLEASE SIGN NAME(S) EXACTLY AS PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND ATTORNEYS SHOULD GIVE FULL TITLE AS SUCH. WHEN SHARES ARE HELD JOINTLY, ALL SHOULD SIGN. IF THE SIGNER IS A CORPORATION, SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF THE SIGNER IS A PARTNERSHIP, SIGN IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED PERSON. IF SHARES ARE HELD IN MORE THAN ONE CAPACITY, THIS CONSENT SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES.

The undersigned hereby takes the following action with respect to all of the shares of common stock of Bionutrics, Inc. that the undersigned is entitled to vote:

To the one-for-five Reverse Stock Split.

PLEASE MARK AS IN THIS SAMPLE [X]

Consents                        Does Not Consent                        Abstains

  [  ]                                [  ]                                [  ]



                          (Please sign and date below)

                                        Dated:  ____________, 2001


                                        ________________________________________
                                        Signature of Stockholder(s)


                                        ________________________________________
                                        Signature of Stockholder(s)

                                        If signing as attorney, executor,
                                        administrator, trustee, or guardian,
                                        please give full title as such, and, if
                                        signing for a corporation, give your
                                        title. When shares are in the names of
                                        more than one person, each should sign.